EXHIBIT A

PROMISSORY NOTE

Up to $750,000 (U.S.)	New York, New York
March 2, 2009

The undersigned, AIRBORNE, INC., a New York corporation, having its headquarters at 236 Sing Sing Road, Horseheads, NY 14845 (“Maker”) for value received hereby promises to pay to the order of First Flight, Inc., a Nevada corporation (“Payee”), an amount (without interest) up to $750,000 equal to the amount loaned to Maker pursuant to the Loan Agreement dated as of March 2, 2009 (the “Loan Agreement”) between Maker and Payee, which amount shall be set forth on the last page of this Note and updated on the date of each additional advance of a Loan.  All payments hereunder shall be made in currency of the United States of America.

Maker shall pay all costs of collection, including, without limitation, legal expenses and attorneys’ fees, paid or incurred by Payee in collecting and enforcing this Note after the occurrence of a default hereunder.

This Note shall be paid in accordance with Article II of the Loan Agreement.  Until this Note shall have been paid in full, Maker covenants and agrees with Payee that:

The occurrence of any of the following events shall constitute an “Event of Default” under this Agreement:

(a)	default by Maker in the payment when due of any principal under any Loan or under any Note; or

(b)
Maker fails or becomes unable generally to pay its debts as they come due, makes a general assignment of a material portion of its assets for the benefit of creditors, has a compulsory winding up order made against it or resolves to be wound up voluntarily, files a petition in bankruptcy or for relief under any bankruptcy or insolvency law, is adjudicated insolvent or bankrupt, petitions or applies to any tribunal for any receiver of or any trustee for such company or any substantial part of its property, commences any proceeding relating to such company under any reorganization, arrangement, readjustment of debt, dissolution or liquidation law or statute of any jurisdiction whether now or hereafter in effect, or if there is commenced against Maker any such proceeding by any act, indicates its consent to, approval of, or acquiescence in any such proceeding or the appointment of any such receivership or trusteeship.

then upon the happening of any of the foregoing Events of Default, the Notes and all amounts under this Agreement shall become and be immediately due and payable and Payee shall be entitled to all other remedies available at law.  Maker expressly waives any presentment, demand, protest or other notice of any kind.

Except for the notice described in the immediately preceding paragraph, Maker and every endorser of this Note expressly waive presentment, protest, demand, notice of dishonor or default, and notice of any kind with respect to this Note or the performance of the obligations under this Note or any guaranty of this Note.  No renewal or extension of this Note, no release or surrender of any security for this Note or any guaranty of this Note, no release of any person primarily or secondarily liable on this Note, including Maker and any endorser or guarantor, no delay in the enforcement of payment of this Note, and no delay or omission in exercising any right or power under this Note shall affect the liability of Maker or any endorser of this Note.

At any time, any deposit credited by Payee for the account of Maker, and any indebtedness due from Payee to Maker, may be set off against and applied in payment of any obligations of Maker hereunder, if due, and such deposits or other indebtedness may at all times be held and treated as collateral security for payment of such obligations.

No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude the full exercise thereof or the exercise of any other power or right.  The provisions of this Note may be waived or amended only in a writing signed by Maker and Payee.

Every legal holder of this Note shall have and may exercise all of the rights and powers given to Payee in this Note.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, Maker has executed this Promissory Note as of the date set forth above.

MAKER:

AIRBORNE, INC.

By:	/s/ John H. Dow
Name: John H. Dow
Title: President